UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2026

AtlasClear Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41956	92-2303797
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4350 West Cypress Street, Suite 270
Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

(727) 446-6660
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATCH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Definitive Material Agreement.

On September 11, 2026, AtlasClear Holdings, Inc. (the “Company”) and Sixth Borough Capital Fund, LP (the “Holder”) entered into Amendment No. 1 to Debenture Agreement (the “Amendment”). The Amendment amends the Debenture Agreement, dated August 4, 2025 (the “Debenture”), between the Company and the Holder, pursuant to which the Company borrowed the principal amount of $500,000 from the Holder to extend the maturity date of the Debenture from August 3, 2026 to February 3, 2027, subject to accelerated repayment under certain circumstances. The Holder is an entity controlled by Robert D. Keyser, Jr., a member of the Company’s board of directors.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is hereby incorporated into this report by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Debenture Agreement between the Registrant and Sixth Borough Capital Fund, LP, dated September 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLASCLEAR HOLDINGS, INC.

Date: September 15, 2026	/s/ Sandip Patel
	Name:	Sandip Patel
	Title:	Chief Financial Officer and General Counsel